Exhibit 10.2

SUBSCRIPTION AGREEMENT

Actinium Pharmaceuticals, Inc.

546 Fifth Avenue, 14th Floor
New York, New York 10036

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.       This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the Investor.

2.       The Company has authorized the sale and issuance to certain investors of up to an aggregate of 1,923,078 shares (the “Securities”) of its common stock, par value $0.001 per share, for a purchase price of $2.60 per share (the “Purchase Price”).

3.       The offering and sale of the Securities (the “Offering”) is being made pursuant to (1) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (including any documents incorporated by reference therein, the “Base Prospectus”) and any documents incorporated by reference therein, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended), that have or will be filed with the Commission and delivered to the Investor on or prior to the date hereof and (3) a Final Prospectus Supplement (the “Final Prospectus Supplement,” and together with the Base Prospectus, the “Final Prospectus”) containing the final terms of the Offering that has been delivered to the Investor and that will be filed with the Commission.

4.       The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Securities set forth below for the aggregate purchase price set forth below. The Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agents (the “Placement Agents”) named in the Prospectus and that there is no minimum offering amount.

5.       The manner of settlement of the Securities purchased by the Investor shall be determined by such Investor as set forth below (check one). The Company shall cause to be delivered, on the Closing Date (as defined in Annex I), certificates representing the Securities registered in the Investor’s name and address as set forth below to such Investor.

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[____]	A.	Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth in Annex I hereto, and released by Action Stock Transfer Corporation, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SECURITIES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SECURITIES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF IMMEDIATELY AVAILABLE FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR TO THE ACCOUNT SPECIFIED IN SECTION 3.4(a) IN ANNEX I:

— OR —

[____]	B.	Delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver Securities registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor at the Closing directly to the account(s) identified by the Investor on Annex I hereto and simultaneously therewith payment shall be made in immediately available funds from such account(s) to the Company through DTC). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY THE COMPANY OF THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SECURITIES BEING PURCHASED BY SUCH INVESTOR, AND

(II) CONFIRM THAT THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SECURITIES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES IN IMMEDIATELY AVAILABLE FUNDS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SECURITIES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER, AT THE COMPANY’S DISCRETION.

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6.       The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) it, after giving effect to the transactions contemplated hereby, will not, either individually or with a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), be the beneficial owner of 10% or more of the Company’s outstanding common stock. For purposes of this Section 6, beneficial ownership shall be determined pursuant to a Rule 13d-3 under the Exchange Act. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7.       The Investor represents that it has received (i) the final Base Prospectus, which is a part of the Company’s Registration Statement, (ii) the documents incorporated by reference therein (or otherwise made available to it by the filing by the Company of an electronic version thereof with the Commission) and (iii) any free writing prospectus (collectively, the “Disclosure Package”) prior to the execution by the Investor of this Agreement. The Investor understands that prior to delivery of this Agreement to the Company the Investor will receive the Prospectus.

8.       No offer by the Investor to buy Securities will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Final Prospectus and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked by the Investor, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing, or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company. The Investor understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription for Securities, in whole or in part.

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Number of Securities:

Purchase Price Per Share:

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: June __, 2015

INVESTOR
By:
Print Name:
Title:
Address:

Agreed and Accepted
this ____ day of June, 2015:

ACTINIUM PHARMACEUTICALS, INC.

By:
Title:

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.             Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2.             Agreement to Sell and Purchase the Securities; Placement Agents.

2.1       At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Securities set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2       The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3       Investor acknowledges that the Company has agreed to pay Laidlaw & Company (UK) Ltd. (“Laidlaw”) as representative (the “Representative”) of the several placement agents ("the “Placement Agents”) a fee (the “Placement Fee”) in respect of the sale of Securities to the Investor.

2.4       The Company has entered into a Placement Agency Agreement, dated June 4, 2015 (the “Placement Agreement”), with the Placement Agents. Under Section 1 of the Placement Agreement, the Company has made representations and warranties to the Placement Agents and the Investors, which the Investors shall be entitled to rely upon as third party beneficiaries thereof.

3.            Closings and Delivery of the Securities and Funds.

3.1       Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Representative, and of which the Investors will be notified in advance by the Placement Agreement, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Action Stock Transfer Corporation, the Company’s transfer agent (“Transfer Agent”) to deliver to the Investor the number of Securities set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Securities being purchased by the Investor will be delivered by or on behalf of the Investor to the Company in immediately available funds.

3.2       Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Securities being purchased hereunder in immediately available funds as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor pursuant to this Agreement, including the Terms and Conditions for Purchase of Securities, and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date pursuant to this Agreement, including the Terms and Conditions for Purchase of Securities.

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3.3       Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Securities will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date pursuant to this Agreement and Section 8 of the Placement Agreement, and to the condition that the Placement Agents shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Securities that they have agreed to purchase from the Company.

3.4       Delivery of Funds.

(a)       Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Securities purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer of immediately available funds the amount of funds equal to the aggregate purchase price for the Securities being purchased by the Investor to the following account designated by the Company:

Bank of America N.A.

222 Broadway

New York, NY 10038
ABA # 026009593
Account Name: Actinium Pharmaceuticals, Inc.
Account Number: 009488119240

(b)       Such funds shall be held in escrow by the Company until the Closing and upon the satisfaction, in the sole judgment of the Representative, of the conditions set forth in Section 3.3 hereof. Investor shall also furnish to the Company a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

(c)       Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Securities purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts to be credited with the Securities being purchased by the Investor have a minimum balance in immediately available funds equal to the aggregate purchase price for the Securities being purchased by the Investor.

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(d)       Physical Certificate Delivery. Notwithstanding anything herein to the contrary, in the event that the delivery options described in Sections 3.4(a) or 3.4(b) are unavailable, and the Company settles the Securities purchased by such Investor by delivery of physical certificates representing the Securities purchased, the Investor shall remit by wire transfer of immediately available funds the amount of funds equal to the aggregate purchase price for the Securities being purchased by the Investor to the Company in the same manner as set forth in Section 3.4(a) herein.

3.5       Delivery of Securities.

(a)       Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Securities purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Securities being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Securities by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Securities, which date shall be provided to the Investor by the Representative. Simultaneously with the delivery to the Company of the funds pursuant to Section 3.4 above, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Securities pursuant to the information contained in the DWAC.

(b)       Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Securities purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Representative of the account or accounts to be credited with the Securities being purchased by such Investor. On the Closing Date, the Company shall deliver the Securities to the Investor directly to the account(s) identified by Investor and simultaneously therewith payment shall be made in immediately available funds from such account(s) to the Company through DTC.

(c)       Physical Certificate Delivery. If the delivery options set forth in Sections 3.5(a) and 3.5(b) are unavailable and the Company settles the Securities purchased by such Investor by delivery of physical certificates representing the Securities purchased, the Investor shall remit by wire transfer of immediately available funds the amount of funds equal to the aggregate purchase price for the Securities being purchased by the Investor in the same manner as set forth in Section 3.4(a) herein and the Company shall cause to be delivered, on the Closing Date, certificates representing the Securities registered in the Investor’s name and address as set forth on the Signature Page to such Investor.

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4.            Representations, Warranties and Covenants of the Investor.

The Investor represents and warrants to, and agrees with, the Company and the Placement Agents that:

4.1       The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Securities set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the Final Prospectus and the documents incorporated by reference therein.

4.2       (a)       No action has been or will be taken in any jurisdiction outside the United States by the Investor that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Investor understands that the Placement Agents have not been authorized to make and have not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Base Prospectus or the Final Prospectus.

4.3       (a)       The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may violate the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4       The Investor understands that nothing in this Agreement, the Registration Statement, the Final Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

4.5       Since the time on which the Placement Agents first contacted such Investor about the Offering, such Investor has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Each Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Company’s common stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

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5.            Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of the Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor. The Placement Agents shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6.            Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)       if to the Company, to:

Actinium Pharmaceuticals, Inc.

546 Fifth Avenue, 14th Floor

New York, New York 10036

Attention: Kaushik J. Dave, CEO

Fax No: 732-243-9499

with a copy (which shall not constitute notice) to:

Thomas Slusarczyk, Esq.

Barclay & Damon LLP

One Park Place

300 South State Street

Syracuse, New York 13202

Tel No.: (315) 235-2299

Fax No.: (315) 624-7359

(b)       if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

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7.            Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.            Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.            Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.          Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.          Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement shall constitute written confirmation of the Company’s sale of Securities to such Investor and an acceptance of such Investor’s offer to purchase such Securities.

13.          Press Release. The Company and the Investor agree that the Company shall issue one or more press releases (a) announcing the Offering and (b) disclosing any material, non-public information regarding the Company that was described in the Final Prospectus prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

14.          Termination. In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, the Agreement shall terminate without any further action on the part of the parties hereto.

15.          Assignability of Agreement. The Agreement and the Investor’s rights, obligations and interest under the Agreement, including the Terms and Conditions for Purchase of Securities, are not transferable or assignable by the Investor.

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EXHIBIT A

ACTINIUM PHARMACEUTICALS, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Securities are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Securities are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Securities:

8.	Account Number at DTC Participant being credited with the Securities:

Exhibit A